EXHIBIT 10.6

ALLONGE TO
SECURED PROMISSORY NOTE

THIS ALLONGE TO SECURED PROMISSORY NOTE (the “Allonge”), dated and effective as of the Effective Date set forth below, is attached to and made part of that certain Secured Promissory Note (Note”) issued by Midwest Energy Emissions Corp., a Delaware corporation (“Company”), payable to the order of each of the holders listed on Exhibit A attached hereto and made a part hereof (each a “Holder” and with the notes issued to all the Holders being collectively, the “Notes”) pursuant to the 2013 offering of up to $6,000,000 of Notes by Holder and pursuant to which Richard Galterio is serving as “Noteholder Agent” for the Holders of the Notes, with authority to amend each Note pursuant to actions taken with respect to the Noteholder Agency Appointment Agreement among the Holders of the Notes, Company and Agent. Capitalized terms used herein and not otherwise defined shall have the same meaning as set forth in the Note.

The Note of each Holder set forth on Exhibit A is hereby amended effective as of the date of initial funding of a loan from AC Midwest Energy LLC, a Delaware limited liability company to Borrower in the following manner:

1.  Stock Issuance Option. The following sentence is added to the end of the paragraph on page 1 of the Note that commences “FOR VALUE RECEIVED:”

“Notwithstanding anything to the contrary contained in this Note, effective as of the date of initial funding of a secured loan (“New Loan Closing Date”) from AC Midwest Energy LLC (such entity or its designees being the “New Lender” and the amount loaned by the New Lender to the Company from time to time being the “New Loan” with the obligations evidenced thereby being the “New Loan Obligations” and the note evidencing the same being the “New Note”) to the Company: (i) the Company shall make all future payments of interest called for hereunder pursuant to the Stock Issuance Option until notice is otherwise provided by the Company to Holder; and (ii) the Maturity Date for this Note shall be the later of the original maturity date set forth in this Note and the maturity date of the New Loan (presently July 31, 2018, or as extended from time to time by agreement between the Company and the New Lender), provided that, subject to the terms of the Intercreditor Agreement (as such term is defined herein), the Company shall have the right to pay off this Note without penalty or premium at any time following December 20, 2016 and prior to its Maturity Date after giving at least 10 days’ notice of the proposed date of payment so as to provide the Holder the opportunity to convert this Note to Common Stock prior to tender of payment.”

2. Prepayment. Section 2 (Prepayment) of the Note is amended and restated in its entirety as follows:

“This Note may not be prepaid in whole or part without the consent of the Holder at any time prior to December 20, 2016.”

3. Ranking, New Warrant. The following paragraph is added at the end of Section 4 of the Note:

“Holder acknowledges and agrees that effective as of the New Loan Closing Date: (i) the definition of “Permitted Senior Debt” has been amended to include the New Loan; (ii) Richard Galterio, in his capacity as “Noteholder Agent” for the benefit of Holder pursuant to the Noteholder Agency Appointment Agreement to which Holder is subject with respect to this Note (in the form included with the original subscription materials for the issuance of this Notes including this Note, with the holders of all the Notes being the “Holders”) is authorized to execute such form of intercreditor agreement (“Intercreditor Agreement”) among the Holders, the Company and one or more of its subsidiaries with the New Lender, as the Noteholder Agent deems necessary and proper), which shall provide among other things for the subordination as to right of payment of this Note and the other Notes to payment to the New Lender, except in certain instances of liquidation of the collateral securing the New Loan, and the Holder shall be bound by the terms of the Intercreditor Agreement, which shall supersede any inconsistencies with the terms of this Note. The Intercreditor Agreement shall contain a right in favor of the New Lender to purchase this Note following the occurrence of an event of default with respect to the New Loan for the outstanding principal amount of this Note. In the event of a purchase of this Note by the New Lender in accordance with the terms of the Intercreditor Agreement, then the Company shall prepare and issue to Holder a warrant (“New Warrant”) substantially identical to the form attached hereto as Exhibit B, and the New Warrant shall be for a term ending on the original Maturity Date of this Note in 2016, to purchase Common Stock of the Company at a price equal to fifty cents ($0.50) per share, subject to adjustment as set forth on Exhibit B and shall be for an amount of shares equal to two times the number of dollars paid by the New Lender for the purchase of this Note, rounded up to the nearest whole share, subject to adjustment (to be adjusted equitably to account for forward or reverse stock splits of the Company or other changes in its capital structure for transactions occurring after August 1, 2014 as set forth in Section 4 of the form of New Warrant).”

4. Conversion of this Note at the Option of the Company. The following paragraph is added at the end of Section 5(b) of this Note:

“Notwithstanding anything to the contrary contained in this Note, the forced conversion rights of the Company set forth in this Section 5(b) shall only be exercisable in the following instance: (i) the Company has applied for listing of its shares on NASDAQ, the NYSE or another national securities exchange of the United States (collectively, a “National Exchange”); (ii) the Company has met the conditions to exercise the forced conversion rights set forth in this Section 5(b); and (iii) the listing on the National Exchange is ready for approval, conditioned upon the forced conversion of the Notes in order to meet the listing requirements of the National Exchange.”

5.  Negative Covenants of the Company. The lead in sentence of Section 8 preceding Section 8(a) is amended and restated in its entirety as follows:

“The Company hereby agrees that, so long as all or any portion of the Notes remains outstanding and unpaid it will not, nor will it permit any of its subsidiaries, if any, without the consent of either: (i) the Noteholder Agent; or (ii) the New Lender, for so long as the New Loan or any portion thereof is issued and outstanding, to:”

6.  Agency Agreement. The following sentence is added at the end of Section 9 of this Note.

“Holder ratifies, confirms and approves the appointment of Richard Galterio as Noteholder Agent. The Holder authorizes the Noteholder Agent to take all actions on behalf of Holder pursuant to the Intercreditor Agreement as the Noteholder Agent deems necessary and proper.

7. Most Favored Nation Status. The following sentence is added at the end of Section 10 of this Note.

“Notwithstanding anything to the contrary contained herein, “New Financing” shall not include any issuance of equity linked securities to the New Lender in connection with the funding of the New Loan or in connection with any modification or amendment thereof; provided however, to the extent that the conversion price for the New Note is reduced below $0.50 per share of Common Stock (as equitably adjusted for forward or reverse splits), then the conversion price for this Note shall be reduced to the same per share conversion price as applies to the New Note. ”

8.  Transfer of Note. The following sentence is added to the end of Section 15 of this Note:

“Notwithstanding anything to the contrary contained herein, while the Intercreditor Agreement is in effect, no transfer of this Note may be made without the prior written consent of the New Lender, which consent shall not be unreasonably withheld.”

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IN WITNESS WHEREOF, Noteholder Agent on behalf of each of the Holders named on Exhibit A attached hereto and made a part hereof and the Company have executed this Allonge as of the date set forth above amending the Note issued by the Company to each of the Holders named on Exhibit A hereto effective as of the date of execution by Company set forth below (the “Effective Date”).

COMPANY:		NOTEHOLDER AGENT:

Midwest Energy Emissions Corp.
Richard Galterio(1)

By:
Name:
Title:
Effective Date:	August ___, 2014

(1)  On behalf of each of the Holders set forth on Exhibit A.

Signature Page
MEEC Allonge to Secured Promissory Note

EXHIBIT A
LIST OF NOTEHOLDERS

Name	Principal as of 07/15/14
$50,000
100,000
100,000
50,000
20,000
100,000
65,000
50,000
100,000
10,000
5,000
30,000
150,000
40,000
10,000
30,000
20,000
50,000
10,000
50,000
30,000
100,000
25,000
15,000
125,000
50,000
40,000
50,000
10,000
75,000
100,000
50,000
75,000
10,000
Total:	$1,795,000

EXHIBIT B
FORM OF NEW WARRANT

THIS WARRANT AND THE COMMON STOCK ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED UNLESS REGISTERED UNDER THE SECURITIES ACT AND ANY APPLICABLE STATE OR FOREIGN SECURITIES LAWS, OR UNLESS AN OPINION OF COUNSEL HAS BEEN RENDERED TO THE COMPANY, IN FORM AND SUBSTANCE SATISFACTORY TO THE COMPANY AND ITS COUNSEL, TO THE EFFECT THAT SUCH REGISTRATION IS NOT REQUIRED.

WARRANT
TO PURCHASE SHARES OF
COMMON STOCK, PAR VALUE $.001 PER SHARE OF
MIDWEST ENERGY EMISSIONS CORP.
AT $0.50 PER SHARE

Warrant Certificate No.: [NUMBER]

Original Issue Date: [_______ ______], 201_

FOR VALUE RECEIVED, Midwest Energy Emissions Corp., a Delaware corporation (the “Company”), hereby certifies that [NAME OF HOLDER], a [JURISDICTION AND TYPE OF ENTITY], or its registered assigns (the “Holder”), is entitled to purchase from the Company [SPECIFIED NUMBER] duly authorized, validly issued, fully paid and non-assessable shares of Common Stock at a purchase price per share of $0.50 (the “Exercise Price”), all subject to the terms, conditions and adjustments set forth below in this Warrant. Certain capitalized terms used herein are defined in Section 1 hereof.

This Warrant has been issued in connection with the rights granted to Holder as a result of the purchase by AC Midwest Energy, LLC or its assigns of the 10% Convertible Promissory Note issued to Holder or Holder’s predecessors in interest in 2013 by Company (the “Convertible Note” and the date of issuance being the “Convertible Note Issuance Date”), between the Company and the Holder. AC Midwest Energy, LLC funded a $10,000,000 loan to the Company in August, 2014 (the “Senior Loan).”

1. Definitions. As used in this Warrant, the following terms have the respective meanings set forth below:

“Aggregate Exercise Price” means an amount equal to the product of (a) the number of Warrant Shares in respect of which this Warrant is then being exercised pursuant to Section 3 hereof, multiplied by (b) the Exercise Price in effect as of the Exercise Date in accordance with the terms of this Warrant.

“Board” means the Board of Directors of the Company.

“Business Day” means any day, except a Saturday, Sunday or legal holiday, on which banking institutions in the city of Wilmington, Delaware are authorized or obligated by law or executive order to close.

“Common Stock” means the common stock, par value $0.001 per share, of the Company, and any capital stock into which such Common Stock shall have been converted, exchanged or reclassified following the date hereof.

“Company” has the meaning set forth in the preamble.

“Convertible Note” has the meaning set forth in the preamble.

“Convertible Note Issuance Date” has the meaning set forth in the preamble.

“Convertible Securities” means any securities (directly or indirectly) convertible into or exchangeable for Common Stock, but excluding Options.

“Exercise Date” means, for any given exercise of this Warrant, the date on which the conditions to such exercise as set forth in Section 3 shall have been satisfied at or prior to 5:00 p.m., Delaware time, on a Business Day, including, without limitation, the receipt by the Company of the Exercise Agreement, the Warrant and the Aggregate Exercise Price.

“Exercise Agreement” has the meaning set forth in Section 3(a)(i).

“Exercise Period” has the meaning set forth in Section 2.

“Exercise Price” has the meaning set forth in the preamble.

 “Holder” has the meaning set forth in the preamble.

“Options” means any warrants or other rights or options to subscribe for or purchase Common Stock or Convertible Securities.

“Original Issue Date” means the date on which the Warrant was issued by the Company.

“Nasdaq” means The Nasdaq Stock Market, Inc.

“OTC Bulletin Board” means the OTC Bulletin Board.

“Person” means any individual, sole proprietorship, partnership, limited liability company, corporation, joint venture, trust, incorporated organization or government or department or agency thereof.

“SEC Filings” means the Company’s most recent Annual Report on Form 10-K filed with the SEC and any Form 10-Q and Form 8-K filed thereafter.

“Securities Act” means the Securities Act of 1933, as amended.

“Senior Loan Date” means the original date of issuance of the Senior Loan

“Senior Loan Note” means the promissory note issued by the Company to evidence the Senior Loan, and all modifications, replacements and substitutions thereof.

“Subscription Agreement” means the subscription agreement pursuant to which the Convertible Note was originally purchased by the Holder or the Holder’s predecessors in interest..

“Warrant” means this Warrant and all warrants issued upon division or combination of, or in substitution for, this Warrant.

“Warrant Shares” means the shares of Common Stock of the Company then purchasable upon exercise of this Warrant in accordance with the terms of this Warrant.

2. Term of Warrant. Subject to the terms and conditions hereof, at any time or from time to time after the date hereof and prior to 5:00 p.m., Delaware time, on the later of: (i) the three year anniversary of the Convertible Note Issuance Date, or (ii) two years following the date of issuance of this Warrant, provided if such day (per subparagraph (i) or (ii)) is not a Business Day, on the next preceding Business Day (the “Exercise Period”), the Holder of this Warrant may exercise this Warrant for all or any part of the Warrant Shares purchasable hereunder (subject to adjustment as provided herein); provided, however, the Exercise Period will terminate upon the closing of a sale of the Company (pursuant to merger, stock sale, or otherwise).

3. Exercise of Warrant

(a) Exercise Procedure. This Warrant may be exercised on any Business Day, for all or any part of the unexercised Warrant Shares, during the Exercise Period upon

i. surrender of this Warrant to the Company at its then principal executive offices (or an indemnification undertaking with respect to this Warrant in the case of its loss, theft or destruction), together with an Exercise Agreement in the form attached hereto as Exhibit A (each, an “Exercise Agreement”), duly completed (including specifying the number of Warrant Shares to be purchased) and executed; and

ii. payment to the Company of the Aggregate Exercise Price in accordance with Section 3(b).

(b) Payment of the Aggregate Exercise Price. Payment of the Aggregate Exercise Price shall be made by delivery to the Company of a certified or official bank check payable to the order of the Company or by wire transfer of immediately available funds to an account designated in writing by the Company, in the amount of the Aggregate Exercise Price.

(c) Delivery of Stock Certificates. Upon receipt by the Company of the Exercise Agreement, surrender of this Warrant (in accordance with Section 3(a) hereof) and payment of the Aggregate Exercise Price (in accordance with Section 3(b) hereof) or cashless exercise (in accordance with Section 3(i) hereof), the Company shall, as promptly as practicable, and in any event within 30 Business Days thereafter, execute (or cause to be executed) and deliver (or cause to be delivered) to the Holder a certificate or certificates representing the Warrant Shares issuable upon the exercise, together with cash in lieu of any fraction of a share, as provided in Section 3(d) hereof. The stock certificate or certificates delivered shall be, to the extent possible, in the denomination or denominations as the exercising Holder shall reasonably request in the Exercise Agreement and shall be registered in the name of the Holder or, subject to compliance with Section 5 below, any other Person’s name as shall be designated in the Exercise Agreement. This Warrant shall be deemed to have been exercised and the certificate or certificates of Warrant Shares shall be deemed to have been issued, and the Holder or any other Person designated to be named therein shall be deemed to have become a holder of record of the Warrant Shares for all purposes, as of the Exercise Date.

(d) Fractional Shares. The Company shall not be required to issue a fractional Warrant Share upon exercise of any Warrant. As to any fraction of a Warrant Share that the Holder would otherwise be entitled to purchase upon the exercise, the Company shall pay to the Holder an amount in cash (by delivery of a check or by wire transfer of immediately available funds) equal to the product of (i) the fraction multiplied by (ii) the Fair Market Value of one Warrant Share on the Exercise Date.

(e) Delivery of New Warrant. Unless the purchase rights represented by this Warrant shall have expired or shall have been fully exercised, the Company shall, at the time of delivery of the certificate or certificates representing the Warrant Shares being issued in accordance with Section 3(c) hereof, deliver to the Holder a new Warrant evidencing the rights of the Holder to purchase the unexpired and unexercised Warrant Shares called for by this Warrant. Such new Warrant shall in all other respects be identical to this Warrant.

(f) Valid Issuance of Warrant and Warrant Shares; Payment of Taxes. With respect to the exercise of this Warrant, the Company represents, covenants and agrees:

i. This Warrant is, and any Warrant issued in substitution for or replacement of this Warrant shall be, upon issuance, duly authorized and validly issued.

ii. All Warrant Shares issuable upon the exercise of this Warrant pursuant to the terms hereof shall be, upon issuance, and the Company shall take all such actions as may be necessary or appropriate in order that the Warrant Shares are, validly issued, fully paid and non-assessable, issued without violation of any preemptive or similar rights of any stockholder of the Company and free and clear of all taxes, liens and charges.

iii. The Company shall take all commercially reasonable actions as may be necessary to ensure that all Warrant Shares are issued without material violation by the Company of any applicable law or governmental regulation.

iv. The Company shall pay all expenses in connection with, and all taxes and other governmental charges that may be imposed with respect to, the issuance or delivery of Warrant Shares upon exercise of this Warrant; provided, that the Company shall not be required to pay any tax or governmental charge that may be imposed with respect to any applicable withholding or the issuance or delivery of the Warrant Shares to any Person other than the Holder, and no issuance or delivery shall be made unless and until the Person requesting issuance has paid to the Company the amount of the tax, or has established to the satisfaction of the Company that the tax has been paid.

(g) Conditional Exercise. Notwithstanding any other provision hereof, if an exercise of any portion of this Warrant is to be made in connection with a public offering or a sale of the Company (pursuant to a merger, sale of stock, or otherwise), such exercise may at the election of the Holder be conditioned upon the consummation of such transaction, in which case such exercise shall not be deemed to be effective until immediately prior to the consummation of such transaction.

(h) Reservation of Shares. During the Exercise Period, the Company shall at all times reserve and keep available out of its authorized but unissued Common Stock or other securities constituting Warrant Shares, solely for the purpose of issuance upon the exercise of this Warrant, the maximum number of Warrant Shares issuable upon the exercise of this Warrant, and the par value per Warrant Share shall at all times be less than or equal to the applicable Exercise Price. The Company shall not increase the par value of any Warrant Shares receivable upon the exercise of this Warrant above the Exercise Price then in effect, and shall take all such actions as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and non-assessable shares of Common Stock upon the exercise of this Warrant.

(i) Cashless Exercise. Notwithstanding any provisions herein to the contrary, in lieu of exercising this Warrant in the manner set forth in Sections 3(a) and 3(b), the Holder may elect to exercise this Warrant, or a portion hereof, and to pay for the Warrant Shares by way of cashless exercise. If the Holder wishes to effect a cashless exercise, the Holder shall surrender this Warrant, with an Exercise Agreement duly completed (including specifying the number of Warrant Shares to be purchased) and executed, at the principal office of the Company, or at such other office or agency as the Company may designate in writing prior to the date of such exercise, in which event the Company shall issue to the Holder the number of Warrant Shares computed according to the following equation:

X=	Y * (A-B)
A

X = the number of Warrant Shares to be issued to the Holder.

Y = the Warrant Shares purchasable under this Warrant or, if only a portion of the Warrant is being exercised, the portion of the Warrant Shares being exercised.

A = the Fair Market Value (defined below) of one share of Common Stock (on the exercise date).

B = the Exercise Price (as adjusted pursuant to the provisions of this Warrant).

For purposes of this Section 3(i), the “Fair Market Value” of one share of Common Stock on the exercise date shall have one of the following meanings:

i. if the Company’s Common Stock is traded on a national securities exchange, the Fair Market Value shall be deemed to be the average of the Closing Prices over a five trading day period ending on the exercise date. For the purposes of this Warrant, “Closing Price” means the final price at which one share of Common Stock is traded during any trading day; or

ii. if the Company’s Common Stock is actively traded over-the-counter, the Fair Market Value shall be deemed to be the average of the closing sales price over the thirty (30) day period ending three (3) days before the date of exercise; or

iii. if neither (1) nor (2) is applicable, the Fair Market Value shall be at the highest price per share which the Company could obtain on the date of exercise from a willing buyer (not a current employee or director) for shares of Common Stock sold by the Company, from authorized but unissued shares, as determined in good faith by the Company’s Board of Directors.

For illustration purposes only, if this Warrant entitles the Holder the right to purchase 100,000 Warrant Shares and the Holder were to exercise this Warrant for 50,000 Warrant Shares at a time when the Fair Market Value of each share of Common Stock was $2.00 on the Exercise Date, the cashless exercise calculation would be as follows:

X = 50,000 ($2.00-$1.00)
$2.00

X = 25,000

Therefore, the number of Warrant Shares to be issued to the Holder after giving effect to the cashless exercise would be 25,000 Warrant Shares and the Company would issue the Holder a new Warrant to purchase 50,000 Warrant Shares, reflecting the portion of this Warrant not exercised by the Holder.

4. Adjustment to Exercise Price and Number of Warrant Shares. The Exercise Price and the number of Warrant Shares issuable upon exercise of this Warrant shall be subject to adjustment from time to time as provided in this Section 4.

(a) Adjustment to Exercise Price and Warrant Shares Upon Subdivision or Combination of Common Stock. If the Company shall, at any time or from time to time after the Senior Loan Date, subdivide (by any stock split, recapitalization or otherwise) its outstanding shares of Common Stock into a greater number of shares, the Exercise Price in effect immediately prior to the subdivision shall be proportionately reduced and the number of Warrant Shares issuable upon exercise of this Warrant shall be proportionately increased. If the Company at any time combines (by combination, reverse stock split or otherwise) its outstanding shares of Common Stock into a smaller number of shares, the Exercise Price in effect immediately prior to the combination shall be proportionately increased and the number of Warrant Shares issuable upon exercise of this Warrant shall be proportionately decreased. Any adjustment under this Section 4(a) shall become effective at the close of business on the date the dividend, subdivision or combination becomes effective. If the conversion price per share with respect to the Senior Loan Note is reduced below 50 cents per share (after adjustments in the Senior Loan Note for subdivisions or combinations in any of the categories outlined above in this Section 4(a) or due to the weighted average anti-dilution adjustments), then the Exercise Price shall be adjusted to the same price per share as is applicable to the Senior Loan Note.

(b) Merger Sale, Reclassification, Etc. In case of any (i) consolidation or merger (including a merger in which the Company is the surviving entity), (ii) sale or other disposition of all or substantially all of the Company’s assets or distribution of property to shareholders (other than distributions payable out of earnings or retained earnings), or reclassification, change or conversion of the outstanding securities of the Company or of any reorganization of the Company (or any other corporation the stock or securities of which are at the time receivable upon the exercise of this Warrant) or any similar corporate reorganization on or after the date hereof, then and in each such case the holder of this Warrant, upon the exercise hereof at any time thereafter shall be entitled to receive, in lieu of the stock or other securities and property receivable upon the exercise hereof prior to such consolidation, merger, sale or other disposition, reclassification, change, conversion or reorganization, the stock or other securities or property to which such holder would have been entitled upon such consummation if such holder had exercised this Warrant immediately prior thereto, all subject to further adjustment as provided in Section 4(a) or 4(b); and in each such case, the terms of this Section 4 shall be applicable to the shares of stock or other securities properly receivable upon the exercise of this Warrant after such consolidation, merger, sale or other disposition, reclassification, change, conversion or reorganization.

(c) Weighted Average Adjustment. If the Company Issues (hereinafter defined) Additional Common Shares (defined hereunder) after the date of the Warrant and the consideration per Additional Common Share is less than the Exercise Price in effect immediately before such Issuance (a “Diluting Issuance”), other than with respect to Excluded Securities (hereinafter defined), the Exercise Price in effect immediately before such Diluting Issue shall be reduced, concurrently with such Diluting Issuance, to a price (calculated to the nearest hundredth of a cent) determined by multiplying the Exercise Price by a fraction:

i. the numerator of which is the number of shares of Common Stock outstanding immediately before such Diluting Issuance plus the number shares of Common Stock that the aggregate consideration received by Company for the Additional Common Shares would purchase at the Exercise Price in effect immediately before such Diluting Issuance, and

ii. the denominator of which is the number of shares of Common Stock outstanding immediately before such Diluting Issuance plus the number of such Additional Common Shares.

For purposes of clarity, the exercise shall be determined in accordance with the following formula:

EP2 = EP1 x (A + B) / (A + C)

For purposes of the foregoing formula, the following definitions shall apply:

i. “EP2” shall mean the Exercise Price in effect immediately after such Diluting Issuance of Additional Common Shares;

ii. “EP1” shall mean the Exercise Price in effect immediately prior to such Diluting Issuance of Additional Common Shares;

iii. “A” shall mean the number of shares of Common Stock outstanding and deemed outstanding immediately prior to such Diluting Issuance of Additional Common Shares;

iv. “B” shall mean the number of shares of Common Stock that would have been issued if such Additional Common Shares had been issued at a price per share equal to EP1 (determined by dividing the aggregate consideration received or receivable by the Company in respect of such issue by EP1); and

v. “C” shall mean the number of such Additional Common Shares issued in such transaction.

As used herein the following terms shall have the following meanings:

i. “Issue” means to grant, issue or sell Additional Common Shares, whichever of the foregoing is the first to occur.

ii. “Additional Common Shares” means all Common Stock (including reissued shares) Issued after the date of the Warrant during the term of the Warrant.

iii. “Excluded Securities” means any of the following: (a) shares of Common Stock issued pursuant to any employee benefit plan which has been approved by the Board of Directors of the Company, pursuant to which the Company’s securities may be issued to any employee, officer, director or consultant for services provided to the Company and (b) issuances of Common Stock upon exercise or conversion of currently outstanding derivative securities.

(d) Certificate as to Adjustment.

i. As promptly as reasonably practicable following any adjustment of the Exercise Price, but in any event not later than 10 Business Days thereafter, the Company shall furnish to the Holder a certificate of an executive officer setting forth in reasonable detail such adjustment and the facts upon which it is based and certifying the calculation thereof.

ii. As promptly as reasonably practicable following the receipt by the Company of a written request by the Holder, but in any event not later than 10 Business Days thereafter, the Company shall furnish to the Holder a certificate of an executive officer certifying the Exercise Price then in effect and the number of Warrant Shares or the amount, if any, of other shares of stock, securities or assets then issuable upon exercise of the Warrant.

(e) Notices. In the event:

i. that the Company shall take a record of the holders of its Common Stock (or other capital stock or securities at the time issuable upon exercise of the Warrant) for the purpose of entitling or enabling them to receive any dividend or other distribution, to vote at a meeting (or by written consent), to receive any right to subscribe for or purchase any shares of capital stock of any class or any other securities, or to receive any other security; or

ii. of any capital reorganization of the Company, any reclassification of the Common Stock of the Company, any consolidation or merger of the Company with or into another Person, or sale of all or substantially all of the Company’s assets to another Person; or the Company;

iii. of the voluntary or involuntary dissolution, liquidation or winding-up of the Company;

then, and in each such case, the Company shall send or cause to be sent to the Holder at least 20 days prior to the applicable record date or the applicable expected effective date, as the case may be, for the event, a written notice specifying, as the case may be, (A) the record date for the dividend, distribution, meeting or consent or other right or action, and a description of the dividend, distribution or other right or action to be taken at such meeting or by written consent, or (B) the effective date on which the reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding-up is proposed to take place, and the date, if any is to be fixed, as of which the books of the Company shall close or a record shall be taken with respect to which the holders of record of Common Stock (or such other capital stock or securities at the time issuable upon exercise of the Warrant) shall be entitled to exchange their shares of Common Stock (or such other capital stock or securities) for securities or other property deliverable upon the reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding-up, and the amount per share and character of the exchange applicable to the Warrant and the Warrant Shares.

5. Transfer of Warrant. Subject to the transfer conditions referred to in the legend endorsed hereon this Warrant and all rights hereunder are transferable in whole or in part by the Holder without charge to the Holder, upon surrender of this Warrant to the Company at its then principal executive offices with a properly completed and duly executed Assignment in the form attached hereto as Exhibit B, together with funds sufficient to pay any transfer taxes described in Section 3(f)(iv) in connection with the making of such transfer. Upon such compliance, surrender and delivery and, if required, such payment, the Company shall execute and deliver a new Warrant or Warrants in the name of the assignee or assignees and in the denominations specified in such instrument of assignment, and shall issue to the assignor a new Warrant evidencing the portion of this Warrant, if any, not so assigned and this Warrant shall promptly be cancelled.

6. Holder Not Deemed a Stockholder; Limitations on Liability. Except as otherwise specifically provided herein, prior to the issuance to the Holder of the Warrant Shares to which the Holder is then entitled to receive upon the due exercise of this Warrant, the Holder shall not be entitled to vote or receive dividends or be deemed the holder of shares of capital stock of the Company for any purpose, nor shall anything contained in this Warrant be construed to confer upon the Holder, as such, any of the rights of a stockholder of the Company or any right to vote, give or withhold consent to any corporate action (whether any reorganization, issue of stock, reclassification of stock, consolidation, merger, conveyance or otherwise), receive notice of meetings, receive dividends or subscription rights, or otherwise. In addition, nothing contained in this Warrant shall be construed as imposing any liabilities on the Holder to purchase any securities (upon exercise of this Warrant or otherwise) or as a stockholder of the Company, whether such liabilities are asserted by the Company or by creditors of the Company

7. Replacement on Loss; Division and Combination.

(a) Replacement of Warrant on Loss. Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and upon delivery of an indemnity reasonably satisfactory to it (it being understood that a written indemnification agreement or affidavit of loss of the Holder shall be a sufficient indemnity) and, in case of mutilation, upon surrender of the Warrant for cancellation to the Company, the Company shall, at its own expense, execute and deliver to the Holder, in lieu hereof, a new Warrant of like tenor and exercisable for an equivalent number of Warrant Shares as the Warrant lost, stolen, mutilated or destroyed; provided, that, in the case of mutilation, no indemnity shall be required if this Warrant in identifiable form is surrendered to the Company for cancellation.

(b) Division and Combination of Warrant. Subject to compliance with the applicable provisions of this Warrant as to any transfer or other assignment which may be involved in the division or combination, this Warrant may be divided, or following any division of this Warrant, subsequently combined with other Warrants, upon the surrender of this Warrant or Warrants to the Company at its then principal executive offices, together with a written notice specifying the names and denominations in which new Warrants are to be issued, signed by the respective Holders or their agents or attorneys. Subject to compliance with the applicable provisions of this Warrant as to any transfer or assignment which may be involved in the division or combination, the Company shall, at its own expense, execute and deliver a new Warrant or Warrants in exchange for the Warrant or Warrants so surrendered in accordance with the notice. The new Warrant or Warrants shall be of like tenor to the surrendered Warrant or Warrants and shall be exercisable in the aggregate for an equivalent number of Warrant Shares as the Warrant or Warrants so surrendered in accordance with such notice.

8. Compliance with the Securities Act.

(a) Agreement to Comply with the Securities Act; Legend. The Holder, by acceptance of this Warrant, agrees to comply in all respects with the provisions of this Section 8 and the restrictive legend requirements set forth on the face of this Warrant and further agrees that the Holder shall not offer, sell or otherwise dispose of this Warrant or any Warrant Shares to be issued upon exercise hereof except under circumstances that will not result in a violation of the Securities Act of 1933, as amended (the “Securities Act”). This Warrant and all Warrant Shares issued upon exercise of this Warrant (unless registered under the Securities Act) shall be stamped or imprinted with a legend in substantially the following form (in addition to any legend required by state securities laws):

“THIS WARRANT AND THE COMMON STOCK ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED UNLESS REGISTERED UNDER THE SECURITIES ACT AND ANY APPLICABLE STATE OR FOREIGN SECURITIES LAWS, OR UNLESS AN OPINION OF COUNSEL HAS BEEN RENDERED TO THE COMPANY, IN FORM AND SUBSTANCE SATISFACTORY TO THE COMPANY AND ITS COUNSEL, TO THE EFFECT THAT SUCH REGISTRATION IS NOT REQUIRED.”

(b) Representations of the Holder. In connection with the issuance of this Warrant, the Holder specifically represents, as of the date hereof, to the Company by acceptance of this Warrant as follows:

i. The Holder is an “accredited investor” as defined by Rule 501 under the Securities Act, and has such knowledge and experience in financial and business matters that he/she/it is capable of evaluating the merits and risks of an investment in this Warrant and the Warrant Shares to be issued upon exercise hereof and of making an informed investment decision, and has the capacity to protect the Holder’s own interests.

ii. The Holder understands and acknowledges that this Warrant and the Warrant Shares to be issued upon exercise hereof are “restricted securities” under the federal securities laws, have not been, and will not be, registered under the Securities Act or the securities laws of any state by reason of a specific exemption from the registration provisions of the Securities Act and the applicable state securities laws, the availability of which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of the Holder’s representations as expressed herein.

iii. Holder acknowledges and understands that this Warrant and the Warrant Shares to be issued upon exercise hereof are being purchased for investment purposes and not with a view to distribution or resale, nor with the intention of selling, transferring or otherwise disposing of all or any part of this Warrant or the Warrant Shares to be issued upon exercise hereof for any particular price, or at any particular time, or upon the happening of any particular event or circumstances, except selling, transferring, or disposing of this Warrant or the Warrant Shares to be issued upon exercise hereof made in full compliance with all applicable provisions of the Securities Act, the rules and regulations promulgated by the Securities and Exchange Commission thereunder, and applicable state securities laws; and that this Warrant and the Warrant Shares to be issued upon exercise hereof are not a liquid investment. The Company has no obligation or intention to register this Warrant or the Warrant Shares to be issued upon exercise hereof for resale at this time, nor has the Company made any representations, warranties, or covenants regarding the registration of this Warrant and the Warrant Shares to be issued upon exercise hereof.

iv. The Holder acknowledges that this Warrant and the Warrant Shares to be issued upon exercise hereof must be held indefinitely unless subsequently registered under the Securities Act or unless an exemption from such registration is available. The Holder is aware of the provisions of Rule 144 promulgated under the Securities Act which permit investors who have satisfied a certain holding period such securities purchased in a private placement. The Holder acknowledges that the Holder is not relying on the Company in any way to satisfy the conditions precedent for resale of securities pursuant to Rule 144 under the Securities Act.

v. The Holder acknowledges that the Holder has had the opportunity to ask questions of, and receive answers from the Company or any person acting on its behalf concerning the Company and its business and to obtain any additional information, to the extent possessed by the Company (or to the extent it could have been acquired by the Company without unreasonable effort or expense) necessary to verify the accuracy of the information received by the Holder. In connection therewith, the Holder acknowledges that the Holder has had the opportunity to discuss the Company’s business, management and financial affairs with the Company’s management or any person acting on its behalf. The Holder has received and reviewed all the information, both written and oral, that it desires. Without limiting the generality of the foregoing, the Holder has been furnished with or has had the opportunity to acquire, and to review, (i) copies of the Company’s most recent Annual Report on Form 10-K filed with the SEC and any Form 10-Q and Form 8-K filed thereafter (the “SEC Filings”), and other publicly available documents, and (ii) all information, both written and oral, that it desires with respect to the Company’s business, management, financial affairs and prospects. In determining whether to make this investment, the Holder has relied solely on the Subscription Agreement, the SEC Filings, the Convertible Note and the Holder’s own knowledge and understanding of the Company and its business based upon the Holder’s own due diligence investigations and the information furnished pursuant to this paragraph. Except as set forth herein, the Subscription Agreement and the Convertible Note, the Holder understands that no person has been authorized to give any information or to make any representations which were not furnished pursuant to this paragraph and the Holder has not relied on any other representations or information.

vi. The Holder has all requisite legal and other power and authority to execute and deliver this Warrant and to carry out and perform the Holder’s obligations under the terms of this Warrant. This Warrant constitutes a valid and legally binding obligation of the Holder, enforceable in accordance with its terms, and subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors and rules of law governing specific performance, injunctive relief or other general principals of equity, whether such enforcement is considered in a proceeding in equity or law.

vii. The Holder has not, and will not, incur, directly or indirectly, as a result of any action taken by the Holder, any liability for brokerage or finders’ fees or agents’ commissions or any similar charges in connection with this Warrant.

viii. To the extent the Holder deems necessary, the Holder has reviewed with the Holder’s own tax advisors the federal, state, local and foreign tax consequences of this investment and the transactions contemplated by this Warrant. The Holder relies solely on such advisors and not on any statements or representations of the Company or any of its agents, other than the statements or representations set forth in the Subscription Agreement, the SEC Filings, herein and in the Convertible Note. The Holder understands that the Holder (and not the Company) shall be responsible for the Holder’s own tax liability that may arise as a result of this investment or the transactions contemplated by this Warrant.

ix. There are no actions, suits, proceedings or investigations pending against the Holder or the Holder’s properties before any court or governmental agency (nor, to the Holder’s knowledge, is there any threat thereof) which would impair in any way the Holder’s ability to enter into and fully perform the Holder’s commitments and obligations under this Warrant or the transactions contemplated hereby.

x. The execution, delivery and performance of and compliance with this Warrant, and the issuance of the Securities will not result in any material violation of, or conflict with, or constitute a material default under, any of Holder’s articles of incorporation, bylaws or other; governing documents, if applicable, or any of the Holder’s material agreements nor result in the creation of any mortgage, pledge, lien, encumbrance or charge against any of the assets or properties of the Holder or the Securities.

xi. Holder acknowledges that this Warrant and the Warrant Shares to be issued upon exercise hereof are speculative and involve a high degree of risk and that the Holder can bear the economic risk of the purchase of this Warrant and the Warrant Shares to be issued upon exercise hereof, including a total loss of his/her/its investment. Holder acknowledges that he/she/it has carefully reviewed and considered the risk factors contained in the Subscription Agreement, as well as the factors described under “Risk Factors” in the Company’s SEC Filings.

xii. The Holder recognizes that no federal, state or foreign agency has recommended or endorsed the purchase of this Warrant and the Warrant Shares to be issued upon exercise hereof.

xiii. Holder understands that any and all certificates representing this Warrant and the Warrant Shares to be issued upon exercise hereof and any and all securities issued in replacement thereof or in exchange therefor shall bear the legend, or one substantially similar thereto, described in Section 8(a), which Holder has read and understands.

xiv. In addition, the certificates representing this Warrant and the Warrant Shares to be issued upon exercise hereof, and any and all securities issued in replacement thereof or in exchange therefor, shall bear such legend as may be required by the securities laws of the jurisdiction in which the Holder resides.

xv. Holder further represents that the address set forth below is his/her principal residence (or, if the Holder is a corporation, partnership or other entity, the address of its principal place of business).

xvi. The Holder represents that Holder has not received any general solicitation or general advertising regarding the purchase of this Warrant and the Warrant Shares to be issued upon exercise hereof.

xvii. The Holder further represents that the social security number or taxpayer identification set forth below is correct, and the Holder is not subject to backup withholding because (i) the Holder has not been notified that he/she/it is subject to backup withholding as a result of a failure to report all interest and dividends, or (ii) the Internal Revenue Service has notified the Holder that he/she/it is no longer subject to backup withholding.

9. Warrant Register. The Company shall keep and properly maintain at its principal executive offices books for the registration of the Warrant and any transfers thereof. The Company may deem and treat the Person in whose name the Warrant is registered on such register as the Holder thereof for all purposes, and the Company shall not be affected by any notice to the contrary, except any assignment, division, combination or other transfer of the Warrant effected in accordance with the provisions of this Warrant.

10. Notices. All notices, requests, consents, claims, demands, waivers and other communications hereunder shall be in writing and shall be deemed to have been given: (a) when delivered by hand (with written confirmation of receipt); (b) when received by the addressee if sent by a nationally recognized overnight courier (receipt requested); (c) on the date sent by facsimile or e-mail of a PDF document (with confirmation of transmission) if sent during normal business hours of the recipient, and on the next Business Day if sent after normal business hours of the recipient (with confirmation of transmission); or (d) on the third day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid. Such communications must be sent to the respective parties at the addresses indicated below (or at such other address for a party as shall be specified in a notice given in accordance with this Section 10).

If to the Company:	Midwest Energy Emissions Corp. 500 West Wilson Bridge Road Suite 140 Worthington, Ohio 43085 Phone: 614-505-6115 Fax: 614-505-7377 Email: rgross@midwestemissions.com Attention: Chief Financial Officer

[HOLDER ADDRESS]
If to the Holder:
Facsimile: [FAX NUMBER] E-mail: [E-MAIL ADDRESS] Attention: [NAME (AND TITLE, IF APPLICABLE) OF PERSON]

11. Cumulative Remedies. Except to the extent expressly provided in Section 6 to the contrary, the rights and remedies provided in this Warrant are cumulative and are not exclusive of, and are in addition to and not in substitution for, any other rights or remedies available at law, in equity or otherwise.

12. Equitable Relief. Each of the Company and the Holder acknowledges that a breach or threatened breach by such party of any of its obligations under this Warrant would give rise to irreparable harm to the other party hereto for which monetary damages would not be an adequate remedy and hereby agrees that in the event of a breach or a threatened breach by party of any obligation, the other party hereto shall, in addition to any and all other rights and remedies that may be available to it in respect of breach, be entitled to equitable relief, including a restraining order, an injunction, specific performance and any other relief that may be available from a court of competent jurisdiction.

13. Entire Agreement. This Warrant, together with the Convertible Note and the Subscription Agreement, constitutes the sole and entire agreement of the parties to this Warrant with respect to the subject matter contained herein, and supersedes all prior and contemporaneous understandings and agreements, both written and oral, with respect to such subject matter. In the event of any inconsistency between the statements in the body of this Warrant, the Convertible Note and the Subscription Agreement, the statements in the body of this Warrant shall control.

14. Successor and Assigns. The Company may not assign this Agreement or its rights and obligations hereunder without the prior written consent of the Holder. This Warrant and the rights evidenced hereby shall be binding upon and shall inure to the benefit of the parties hereto and the successors of the Company and the successors and permitted assigns of the Holder. Such successors and/or permitted assigns of the Holder shall be deemed to be a Holder for all purposes hereunder.

15. No Third-Party Beneficiaries. This Warrant is for the sole benefit of the Company and the Holder and their respective successors and, in the case of the Holder, permitted assigns. Nothing herein, express or implied, is intended to or shall confer upon any other Person any legal or equitable right, benefit or remedy of any nature whatsoever, under or by reason of this Warrant.

16. Headings. The headings in this Warrant are for reference only and shall not affect the interpretation of this Warrant.

17. Amendment and Modification; Waiver. Except as otherwise provided herein, this Warrant may only be amended, modified or supplemented by an agreement in writing signed by each party hereto. No waiver by the Company or the Holder of any of the provisions hereof shall be effective unless explicitly set forth in writing and signed by the party so waiving. No waiver by any party shall operate or be construed as a waiver in respect of any failure, breach or default not expressly identified by such written waiver, whether of a similar or different character, and whether occurring before or after that waiver. No failure to exercise, or delay in exercising, any rights, remedy, power or privilege arising from this Warrant shall operate or be construed as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.

18. Severability. If any term or provision of this Warrant is invalid, illegal or unenforceable in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other term or provision of this Warrant or invalidate or render unenforceable such term or provision in any other jurisdiction.

19. Governing Law. This Warrant shall be governed by and construed in accordance with the internal laws of the State of Delaware without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of laws of any jurisdiction other than those of the State of Delaware.

20. Submission to Jurisdiction. Any legal suit, action or proceeding arising out of or based upon this Warrant or the transactions contemplated hereby may be instituted in the federal courts of the United States of America or the courts of the State of Delaware in each case located in the city of Wilmington, and each party irrevocably submits to the exclusive jurisdiction of such courts in any such suit, action or proceeding. Service of process, summons, notice or other document by certified or registered mail to such party’s address set forth herein shall be effective service of process for any suit, action or other proceeding brought in any such court. The parties irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or any proceeding in such courts and irrevocably waive and agree not to plead or claim in any such court that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

21. Waiver of Jury Trial. Each party acknowledges and agrees that any controversy which may arise under this Warrant is likely to involve complicated and difficult issues and, therefore, each such party irrevocably and unconditionally waives any right it may have to a trial by jury in respect of any legal action arising out of or relating to this Warrant or the transactions contemplated hereby.

22. Counterparts. This Warrant may be executed in counterparts, each of which shall be deemed an original, but all of which together shall be deemed to be one and the same agreement. A signed copy of this Warrant delivered by facsimile, e-mail or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Warrant.

23. No Strict Construction. This Warrant shall be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting an instrument or causing any instrument to be drafted.

[SIGNATURE PAGE FOLLOWS]

The Company has duly executed this Warrant on the Original Issue Date.

MIDWEST ENERGY EMISSIONS CORP.

By:
Name:
Title:

Accepted and agreed,

[HOLDER NAME]

By:
Name:
Title:
SSN or EIN: ____________________________________________

EXHIBIT A:
EXERCISE AGREEMENT

(to be signed only on exercise of Warrant)

TO: MIDWEST ENERGY EMISSIONS CORP.

The undersigned, pursuant to the provisions set forth in the attached Warrant (No._______), hereby irrevocably elects to purchase _______ shares of the Common Stock covered by such Warrant.

The undersigned herewith makes payment of the full purchase price for the shares at the price per share provided for in the Warrant of $0.50 per share, for an Aggregate Exercise Price of $______, by delivery to the Company of a certified or official bank check payable to the order of the Company or by wire transfer of immediately available funds to an account designated in writing by the Company, in the amount of the Aggregate Exercise Price (if cashless exercise, insert “cashless”).

The undersigned requests that the certificates for such shares be issued in the name of, and delivered to ________________________________ whose address is ______________________________.

(Signature must conform to name of holder as specified on the face of the Warrant)

(Address)

EXHIBIT B:

ASSIGNMENT

(To be signed only on transfer of Warrant)

For value received, the undersigned hereby sells, assigns, and transfers unto the person(s) named below under the heading “Transferees” the right represented by the within Warrant to purchase the number of shares of Common Stock of MIDWEST ENERGY EMISSIONS CORP. to which the within Warrant relates specified under the headings “Percentage Transferred” and “Number Transferred,” respectively, opposite the name(s) of such person(s) and appoints each such person Attorney to transfer its respective right on the books of MIDWEST ENERGY EMISSIONS CORP. with full power of substitution in the premises.

Transferees	Number Transferred

Dated: ____________________, ______
Signature must conform to name of holder as specified on the face of the Warrant)
Signed in the presence of:

(Name)

(Address)

ACCEPTED AND AGREED:
[TRANSFEREE]

(Name)
(Address)